Exhibit 99.1
ARES CAPITAL CORPORATION ANNOUNCES SEPTEMBER 30, 2021 FINANCIAL RESULTS
AND DECLARES FOURTH QUARTER 2021 DIVIDEND OF $0.41 PER SHARE

DIVIDEND DECLARATIONS

New York, NY — October 26, 2021 — Ares Capital Corporation (“Ares Capital”) (NASDAQ: ARCC) announced that its Board of Directors has declared a fourth quarter dividend of $0.41 per share. The fourth quarter dividend is payable on December 30, 2021 to stockholders of record as of December 15, 2021.

SEPTEMBER 30, 2021 FINANCIAL RESULTS

Ares Capital also announced financial results for its third quarter ended September 30, 2021.

OPERATING RESULTS

	Q3-21(1)		Q3-20(1)
(dollar amounts in millions, except per share data)	Total Amount	Per Share(2)	Total Amount	Per Share(2)
Core EPS(3)		$0.47		$0.39
GAAP net income per share		$0.73		$1.04
Net investment income	$184	$0.40	$166	$0.39
Net realized gains (losses)	$149	$0.33	$(25)	$(0.06)
Net unrealized gains	$1	$—	$300	$0.71
GAAP net income	$334	$0.73	$441	$1.04
Dividends declared and payable		$0.41		$0.40

	As of
(dollar amounts in millions, except per share data)	September 30, 2021	December 31, 2020
Portfolio investments at fair value	$17,677	$15,515
Total assets	$19,154	$16,196
Stockholders’ equity	$8,537	$7,176
Net assets per share	$18.52	$16.97
Debt/equity ratio	1.17x	1.20x
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(1)Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

(2)All per share amounts are basic and diluted.

(3)Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses. Basic and diluted GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of basic and diluted Core EPS to the most directly comparable GAAP financial measure are set forth in Schedule 1 hereto.

“During the third quarter, we hit on all cylinders with robust new investing activity, strengthening credit quality and nearly $150 million in net realized gains. This drove another strong quarter of earnings and higher net asset value at the Company,” said Kipp deVeer, Chief Executive Officer of Ares Capital. “These results reflect the benefits of our scale, our experienced team and our sourcing and investing advantages, all of which we believe position us to continue growing our market share.”

“We have continued to build a solid balance sheet that provides for significant financial flexibility with more than $6 billion of available liquidity,” said Penni Roll, Chief Financial Officer of Ares Capital. “We believe this positions us to continue to be active investors and to generate attractive returns for our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

(dollar amounts in millions)	Q3-21	Q3-20
Portfolio Activity During the Period:
Gross commitments	$3,110	$706
Exits of commitments	$2,263	$352

Portfolio Information:
	As of
	September 30, 2021	December 31, 2020
Portfolio investments at fair value	$17,677	$15,515
Fair value of accruing debt and other income producing securities	$15,666	$13,736
Number of portfolio company investments	371	350
Percentage of floating rate securities at fair value(4)	80%	84%
Weighted average yield of debt and other income producing securities(5):
At amortized cost	8.6%	9.1%
At fair value	8.6%	9.2%
Weighted average yield on total investments(6):
At amortized cost	7.7%	8.0%
At fair value	7.6%	8.2%

Asset class percentage at fair value
First lien senior secured loans	49%	46%
Second lien senior secured loans	23%	26%
Subordinated certificates of the SDLP	5%	7%
Senior subordinated loans	6%	6%
Preferred equity	7%	6%
Other equity	10%	9%
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(4)    Including Ares Capital's investment in the subordinated certificates of the SDLP (as defined below).

(5)    Weighted average yield of debt and other income producing securities is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value as applicable.

(6)    Weighted average yield on total investments is calculated as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities divided by (b) the total investments at amortized cost or at fair value as applicable.

In the third quarter of 2021, Ares Capital made $3.1 billion in new investment commitments, of which $2.2 billion were funded, including 22 new portfolio companies and 25 existing portfolio companies. As of September 30, 2021, 188 separate private equity sponsors were represented in Ares Capital’s portfolio. Of the $3.1 billion in new commitments made during the third quarter of 2021, 76% were in first lien senior secured loans, 4% were in second lien senior secured loans, 3% were in subordinated certificates of the Senior Direct Lending Program, LLC (the “SDLP”), 8% were in senior subordinated loans, 6%

were in preferred equity and 3% were in other equity. Of these commitments, 90% were in floating rate debt securities, of which 96% contained interest rate floors and 3% were in the subordinated certificates of the SDLP. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so. Also in the third quarter of 2021, Ares Capital funded $305 million related to previously existing unfunded revolving and delayed draw loan commitments.

Also in the third quarter of 2021, Ares Capital exited approximately $2.3 billion of investment commitments, including $201 million of loans sold to Ivy Hill Asset Management L.P. (“IHAM”) or certain vehicles managed by IHAM. Of the total investment commitments exited, 72% were first lien senior secured loans, 11% were second lien senior secured loans, 5% were subordinated certificates of the SDLP, 5% were senior subordinated loans, 6% were preferred equity and 1% were other equity. Of the approximately $2.3 billion of exited investment commitments, 91% were floating rate, 5% were on non-accrual, 2% were fixed rate and 2% were non-income producing.

As of September 30, 2021 and December 31, 2020, the weighted average grade of the portfolio at fair value was 3.0 and 3.0, respectively, and loans on non-accrual status represented 1.7% of total investments at amortized cost (or 1.0% at fair value) and 3.3% at amortized cost (or 2.0% at fair value), respectively. For more information on Ares Capital’s portfolio investment grades and loans on non-accrual, see “Part II - Management’s Discussion and Analysis of Financial Condition and Results of Operations— Portfolio and Investment Activity” in Ares Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on October 26, 2021.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2021, Ares Capital had $1.2 billion in cash and cash equivalents and $9.9 billion in total aggregate principal amount of debt outstanding ($9.9 billion at carrying value). Subject to borrowing base and other restrictions, Ares Capital had approximately $5.1 billion available for additional borrowings under its existing credit facilities as of September 30, 2021.

In August 2021, Ares Capital issued an additional $400 million in aggregate principal amount of its existing unsecured notes that mature on June 15, 2028 and bear interest at a rate of 2.875% per annum (the ‘‘Additional 2028 Notes’’). These notes were issued at a premium that resulted in an effective yield of approximately 2.44% for the Additional 2028 Notes. With the issuance of the Additional 2028 Notes, the aggregate principal amount of the 2028 Notes was $1.25 billion.

In August 2021, Ares Capital completed a public equity offering pursuant to which Ares Capital sold 12.5 million shares of common stock at a price of $19.67 per share to the participating underwriters, with net proceeds totaling $245 million, after giving effect to estimated offering expenses. In addition, during the three months ended September 30, 2021, Ares Capital issued and sold approximately 2.9 million shares of common stock under the existing equity distribution agreements, with net proceeds totaling $58.0 million, after giving effect to sales agents’ commissions and certain offering expenses of approximately $0.9 million.

THIRD QUARTER 2021 DIVIDEND PAID

On July 28, 2021, Ares Capital declared a third quarter 2021 dividend of $0.41 per share for a total of approximately $189 million. The third quarter dividend was paid on September 30, 2021 to stockholders of record as of September 15, 2021.

RECENT DEVELOPMENTS

In October 2021, Ares Capital’s board of directors authorized Ares Capital to (a) enter into an equity distribution agreement with an additional sales agent and (b) amend and restate Ares Capital’s existing equity distribution agreements with each of Truist Securities, Inc. and Regions Securities LLC, in each case, to provide that Ares Capital may from time to time issue and sell shares of common stock by means of “at the market” offerings having an aggregate offering price of up to $500 million through such sales agents. There can be no assurance that Ares Capital will issue a specific amount of shares of its common stock, if any, through these “at the market” offerings.

From October 1, 2021 through October 20, 2021, Ares Capital made new investment commitments of approximately $1.5 billion, of which $1.3 billion were funded. Of these new commitments, 48% were in first lien senior secured loans, 30% were in second lien senior secured loans, 14% were in preferred equity and 8% were in other equity. Of the approximately $1.5 billion of new investment commitments, 82% were floating rate, 10% were fixed rate and 8% were non-income producing. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 7.5% and the weighted average yield on total investments funded during the period at amortized cost was 6.9%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that it will be able to do so.

From October 1, 2021 through October 20, 2021, Ares Capital exited approximately $415 million of investment commitments. Of the total investment commitments exited, 63% were first lien senior secured loans, 33% were second lien senior secured loans and 4% were subordinated certificates of the SDLP. All of the approximately $415 million of exited investment commitments were floating rate. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 8.1% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 8.1%. On the approximately $415 million of investment commitments exited from October 1, 2021 through October 20, 2021, Ares Capital recognized total net realized gains of approximately $5 million.

In addition, as of October 20, 2021, Ares Capital had an investment backlog and pipeline of approximately $1.9 billion and $149 million, respectively. Investment backlog includes transactions approved by Ares Capital’s investment adviser’s investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore Ares Capital believes are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of Ares Capital due diligence investigation of the prospective portfolio company, Ares Capital’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, Ares Capital may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. Ares Capital cannot assure you that it will make any of these investments or that Ares Capital will sell all or any portion of these investments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Tuesday, October 26, 2021 at 12:00 p.m. (Eastern Time) to discuss its quarter ended September 30, 2021 financial results. PLEASE VISIT ARES CAPITAL’S WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF ARES CAPITAL’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website at www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 8223150 followed by the # sign and reference “Ares Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through November 9, 2021 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10159851. An archived replay will also be available through November 9, 2021 on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website.

ABOUT ARES CAPITAL CORPORATION

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which often leads to economic growth and employment. Ares Capital believes its loans and other investments in these companies can generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and is the largest BDC by market capitalization as of September 30, 2021. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the SEC. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

INVESTOR RELATIONS CONTACTS

Ares Capital Corporation
Carl G. Drake or John Stilmar
(888) 818-5298
irarcc@aresmgmt.com

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions, except per share data)

	As of
	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Total investments at fair value (amortized cost of $17,627 and $15,914, respectively)	$17,677	$15,515
Cash and cash equivalents	1,193	254
Restricted cash	20	72
Interest receivable	111	112
Receivable from participants	—	38
Receivable for open trades	24	73
Other assets	98	94
Operating lease right-of-use asset	31	38
Total assets	$19,154	$16,196
LIABILITIES
Debt	$9,895	$8,491
Base management fees payable	65	56
Income based fees payable	53	140
Capital gains incentive fees payable	133	—
Interest and facility fees payable	66	83
Payable to participants	20	72
Payable for open trades	153	6
Accounts payable and other liabilities	87	90
Secured borrowings	97	23
Operating lease liabilities	48	59
Total liabilities	10,617	9,020
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share, 600 common shares authorized; 461 and 423 common shares issued and outstanding, respectively	—	—
Capital in excess of par value	8,373	7,656
Accumulated undistributed (overdistributed) earnings	164	(480)
Total stockholders’ equity	8,537	7,176
Total liabilities and stockholders’ equity	$19,154	$16,196
NET ASSETS PER SHARE	$18.52	$16.97

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
INVESTMENT INCOME
Interest income from investments	$317	$280	$911	$865
Dividend income	54	37	158	109
Capital structuring service fees	59	12	190	56
Other income	12	23	32	41
Total investment income	442	352	1,291	1,071

EXPENSES
Interest and credit facility fees	94	77	267	235
Base management fees	65	53	184	161
Income based fees	53	42	158	127
Capital gains incentive fees	30	—	133	(58)
Administrative fees	4	3	11	10
Other general and administrative	7	7	18	19
Total expenses	253	182	771	494
NET INVESTMENT INCOME BEFORE INCOME TAXES	189	170	520	577
Income tax expense, including excise tax	5	4	21	12
NET INVESTMENT INCOME	184	166	499	565
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND OTHER TRANSACTIONS:
Net realized gains (losses)	149	(25)	267	17
Net unrealized gains (losses)	1	300	462	(476)
Net realized and unrealized gains (losses) on investments, foreign currency and other transactions	150	275	729	(459)
REALIZED LOSS ON EXTINGUISHMENT OF DEBT	—	—	(43)	—
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$334	$441	$1,185	$106
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.73	$1.04	$2.68	$0.25
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	453	423	441	425

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP net income per share

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP net income per share, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2021 and 2020 are provided below.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Basic and diluted Core EPS(1)	$0.47	$0.39	$1.43	$1.19
Net realized and unrealized gains (losses)	0.33	0.65	1.55	(1.08)
Capital gains incentive fees attributable to net realized and unrealized gains and losses	(0.07)	—	(0.30)	0.14
Income tax expense related to net realized gains and losses	—	—	—	—
Basic and diluted GAAP net income per share	$0.73	$1.04	$2.68	$0.25
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(1)    Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses. Basic and diluted GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.